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                                                          Exhibit 10.1

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                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                      GS TECHNOLOGIES OPERATING CO., INC.,

                                       AND

                            INSTEEL INDUSTRIES, INC.


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                                TABLE OF CONTENTS

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
 ARTICLE I

 DEFINITIONS ............................................................................................1

 ARTICLE II

 PURCHASE AND SALE OF FWC SHARES ........................................................................5
 2.1.  Purchase and Payment of Purchase Price ...........................................................5
 2.2.  Purchase Price Adjustment ........................................................................6

 ARTICLE III

 REPRESENTATIONS AND WARRANTIES OF SELLER ...............................................................7
 3.1.  Corporate Organization ...........................................................................7
 3.2.  Capitalization of FWC ............................................................................7
 3.3.  Authority ........................................................................................8
 3.4.  Consents and Approvals; No Violations ............................................................8
 3.5.  Financial Statements .............................................................................8
 3.6.  Undisclosed Liabilities ..........................................................................9
 3.7.  Taxes ............................................................................................9
 3.8.  Title to Properties .............................................................................10
 3.9.  Absence of Changes ..............................................................................10
 3.10. Patents, Trademarks, Trade Names ................................................................11
 3.11. Leases ..........................................................................................12
 3.12. Bank Accounts ...................................................................................12
 3.13. Material Contracts ..............................................................................13
 3.14. Related Transactions ............................................................................13
 3.15. Insurance .......................................................................................13
 3.16. Labor Matters ...................................................................................14
 3.17. Employees; Benefit Plans ........................................................................14
 3.18. Litigation ......................................................................................16
 3.19. Compliance with Laws ............................................................................16
 3.20. Environmental Matters ...........................................................................16
 3.21. Books and Records ...............................................................................17
 3.22. Minute and Stock Transfer Books .................................................................17
 3.23. Brokers .........................................................................................17
 3.24. Inventories .....................................................................................17
 3.25. Year 2000 .......................................................................................17
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
 3.26. Receivables ....................................................................................17
 3.27. Guaranty Agreements ............................................................................18
 3.28. Major Suppliers and Customers ..................................................................18
 3.29. Names ..........................................................................................18
 3.30. Disclosure .....................................................................................18

 ARTICLE IV

 REPRESENTATIONS AND WARRANTIES OF BUYER ..............................................................19
 4.1.  Corporate Organization .........................................................................19
 4.2.  Authority ......................................................................................19
 4.3.  Consents and Approvals; No Violations ..........................................................19
 4.4.  Litigation .....................................................................................19
 4.5.  Investment Intent ..............................................................................19
 4.6.  Buyer's Investigation ..........................................................................20
 4.7.  Ability to Perform .............................................................................20
 4.8.  Brokers ........................................................................................20

 ARTICLE V

 FURTHER COVENANTS AND AGREEMENTS .....................................................................20
 5.1.  Covenants of Seller Pending the Closing ........................................................20
 5.2.  Covenants of Buyer Pending the Closing .........................................................22
 5.3.  Filings ........................................................................................22
 5.4.  Effective Time of Closing ......................................................................22
 5.5.  Announcements ..................................................................................22
 5.6.  Costs and Expenses .............................................................................23
 5.7.  Further Assurances .............................................................................23
 5.8.  Cooperation and Preservation of Records ........................................................23
 5.9.  Limitation of Liabilities ......................................................................25
 5.10. Employees and Employee Benefit Plans ...........................................................26
 5.11. Distributions in the Ordinary Course ...........................................................27
 5.12. Termination of Tax Sharing and Management Agreements ...........................................27
 5.13. Release of Liens ...............................................................................27
 5.14. Certain Reimbursements .........................................................................28
 5.15. Intercompany Debt and Ongoing Obligations ......................................................29
 5.16. Tax Matters ....................................................................................29
 5.17. No Other Solicitations .........................................................................31
 5.18. Restrictive Covenant ...........................................................................31
 5.19. Allianz Case ..................................................................................31
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 ARTICLE VI
 TERMINATION ..........................................................................................32
 6.1.  Termination ....................................................................................32
 6.2.  Procedure and Effect of Termination ............................................................32

 ARTICLE VII

 CONDITIONS TO BUYER'S OBLIGATIONS ....................................................................33
 7.1.  Seller's Closing Deliveries ....................................................................33
 7.2.  Representations and Warranties True ............................................................34
 7.3.  Performances ...................................................................................34
 7.4.  Legal Opinion ..................................................................................34
 7.5.  Governmental Consents and Approvals ............................................................34
 7.6.  No Injunction or Proceeding ....................................................................35

 ARTICLE VIII

 CONDITIONS TO SELLER'S OBLIGATIONS ...................................................................35
 8.1.  Payment of Purchase Price ......................................................................35
 8.2.  Buyer's Closing Deliveries .....................................................................35
 8.3.  Representations and Warranties True ............................................................35
 8.4.  Performances ...................................................................................35
 8.5.  Legal Opinion ..................................................................................36
 8.6.  Governmental Consents and Approvals ............................................................36
 8.7.  No Injunction or Proceeding ....................................................................36

ARTICLE IX

 TAX INDEMNIFICATION ..................................................................................36
 9.1.  Tax Indemnification ............................................................................36
 9.2.  Notice of Claim ................................................................................36
 9.3.  Defense ........................................................................................37

ARTICLE X

 MISCELLANEOUS ........................................................................................37
 10.1. No Survival of Representations and Warranties ..................................................37
 10.2. Entire Understanding, Waiver, Etc ..............................................................37
 10.3. Severability ...................................................................................38
 10.4. Captions .......................................................................................38
 10.5. Notices ........................................................................................38
 10.6. Successors and Assigns .........................................................................39
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
 10.7.  Parties in interest ............................................................................39
 10.8.  Counterparts ...................................................................................39
 10.9.  Construction of Terms ..........................................................................40
 10.10. Governing Law ..................................................................................40

 EXHIBITS TO STOCK PURCHASE AGREEMENT

 Exhibit A          Commitment Letter
 Exhibit B          Stockholders Equity as of June 30, 1999
 Exhibit C          Purchase Price Allocation
 Exhibit D          Legal Opinion of Seller's Counsel (Parker Poe Adams &
                    Bernstein L.L.P.)
 Exhibit E          Legal Opinion of Buyer's Counsel (Womble, Carlyle,
                    Sandridge & Rice)

 DISCLOSURE SCHEDULE

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of November 19, 1999, by and between GS TECHNOLOGIES OPERATING CO., INC., a Delaware corporation ("Seller"), and INSTEEL INDUSTRIES, INC., a North Carolina corporation ("Buyer").

                                    RECITALS

         WHEREAS, Seller owns all of the issued and outstanding shares (the "FWC Shares") of common stock, no par value per share, of Florida Wire and Cable, Inc., a Delaware corporation: and

         WHEREAS, Seller desires to sell the FWC Shares to Buyer and Buyer desires to purchase the FWC Shares from Seller, on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by Seller and Buyer, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement, with the definitions being equally applicable to both the singular and plural forms of the terms defined:

                  "Affiliate" means any Person controlling, controlled by, or under common control with another Person. For purposes of this definition of "Affiliate", a Person shall be deemed to control another Person if it possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

                  "Arthur Andersen" Arthur Andersen LLP.

                  "Business" means the business conducted by FWC in producing, distributing and selling PC strand and galvanized products and other specialty products.

                  "Business Day" means any day on which banks are open for business in New York, New York.

                  "Closing" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement which shall be held on the l4th day of January, 2000 at 10:00 AM in the offices of Parker Poe Adams & Bernstein L.L.P. in Charlotte, North Carolina or on such other date or at such other time or place as is mutually agreed by the parties hereto.

                  "Closing Date" means the date on which the Closing actually occurs.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commitment Letter" means the financing commitment letter dated November 11, 1999 among Buyer, Bank of America, N.A. and Banc of America Securities LLC, a copy of which is attached hereto as Exhibit A.

                  "Confidentiality Agreement" means the Confidentiality Agreement dated June 11, 1999 between Buyer and Salomon Smith Barney, Inc. on behalf of GSI and FWC.

                  "Contracts" shall have the meaning given to such term in
Section 3.13 hereof.

                  "Controlled Entity" means GSI and any Person controlled by GSI. For purposes of this definition of "Controlled Entity", a Person shall be deemed to control another Person if it possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

                  "Cutoff" means the last moment on the Closing Date.

                  "Disclosure Schedule" means the disclosure schedule document executed by Seller and Buyer as of the date hereof.

                  "Employee Benefit Plan" means, with respect to FWC employees, any plan described in Section 3(3) of ERISA.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Financial Statements" means the unaudited financial statements of FWC as identified and defined in Section 3.5 hereof.

                  "FWC" means Florida Wire and Cable, Inc., a Delaware corporation.

                  "FWC Medical Plan" means the medical and health care benefits program(s) under the Florida Wire and Cable, Inc. Group Insurance Plan.



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                  "FWC Shares" shall have the meaning given to such term in the
Recitals to this Agreement.

                  "GAAP" means United States generally accepted accounting principles applied on a basis consistent with past practices and procedures for interim and year end financial statements of FWC.

                  "GE Capital Loan" means that certain Loan Agreement dated October 5, 1995, as amended, among FWC and certain members of the Retained Group, as Borrowers, General Electric Capital Corporation, as Agent, and General Electric Capital Corporation and certain other financial institutions named therein, as Lenders, and Mellon Bank, N.A., as Documentation Agent.

                  "GSI" means GS Industries, Inc., a Delaware corporation.

                  "GSI Group" means collectively FWC and the Retained Group.

                  "GST Note" means the Amended and Restated Subordinated Revolving Credit Note dated September 1, 1997 in the principal amount of up to $50,000,000 made by FWC and payable to Seller.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Independent Accounting Firm" means the Charlotte office of Ernst & Young.

                  "Intangible Property" shall have the meaning given to such term in Section 3.10 hereof

                  "Interim Statement of Assets and Liabilities" means the unaudited statement of assets and liabilities, stockholders equity, cash flows and retained earnings of FWC as of June 30, 1999 (including any related notes thereto), a copy of which is included as part of the Financial Statements.

                  "Intercompany Debt" means all indebtedness for borrowed money of FWC owed to any member of the Retained Group, including without limitation the indebtedness evidenced by the GST Note and all accrued interest on such indebtedness for borrowed money and provided that trade payables of FWC owed to any member of the Retained Group shall not be construed to be Intercompany Debt.

                  "Leased Real Property" means the real property leased by FWC and used in the Business, which real property is described in Section 1.1 of the Disclosure Schedule.



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                  "Management Services Agreement" means that certain Amended and
Restated Management Services Agreement dated as of August 17,1996 among FWC and members of the Retained Group.

                  "Material Adverse Effect" means an effect that is reasonably likely to have a material adverse effect on the Business or the financial condition of FWC, taken as a whole.

                  "Non-Transferred Plans" shall have the meaning given to such term in Section 5.10 hereof.

                  "Owned Real Property" means the real property owned by FWC and used in the Business, including the buildings, improvements and fixtures located thereon, which real property is described in Section 1.2 of the Disclosure Schedule.

                  "Permitted Encumbrances" means each of the following: (i) liens for property taxes, special assessments and governmental charges with respect to the Owned Real Property and/or the personal property owned by FWC with respect to 1999 and subsequent years; (ii) mechanic's, builders' and materialmen's liens arising in the ordinary course of business; (iii) such imperfections of title and encumbrances as do not impair the use in the Business of any Owned Real Property or any other material properties or assets of FWC;
(iv) restrictions, easements, covenants, reservations and rights of way of record which do not in any material respect affect the full use and enjoyment of the Owned Real Property or detract from its value; (v) matters which would be revealed by an accurate survey of the Owned Real Property; and (vi) zoning ordinances, restrictions, prohibitions and other requirements imposed by governmental authority.

                  "Person" means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or other entity or a government, agency, political subdivision or instrumentality thereof.

                  "Price Adjustment" shall have the meaning ascribed to such term in Section 2-2(a) hereof.

                  "PriceWaterhouse" means PriceWaterhouseCoopers LLP.

                  "Purchase Price" means the sum of Sixty-Eight Million Five Hundred Thousand Dollars ($68,500,000), subject to adjustment as provided in
Section 2.2 hereof.

                  "Retained Group" means collectively GSI and each Controlled Entity other than and expressly excluding FWC.

                  "Retained Plans" shall have the meaning given to such term in
Section 5.10 hereof.

                  "Stockholders Equity" means, with respect to FWC, stockholders equity as defined by GAAP excluding (i) cash, (ii) Intercompany Debt, (iii) the liabilities for which Buyer



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has specifically assumed responsibility pursuant to Section 5.10(e) hereof,
(iv) the assets and liabilities relating to the tax matters against which Seller has provided indemnification to FWC pursuant to Section 9.1 hereof including, but not limited to, deferred income tax liabilities, (v) liability of FWC with respect to the GS Industries, Inc. Employees' Pension Plan, and (vi) excluding any impact on stockholders equity relating to the Section 338(h)(l0) Election contemplated by Section 5.16 hereof.

                  "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Taxes" means all taxes, assessments, and charges imposed by any federal, state, local, or foreign taxing authority (including all taxes, assessments and charges required to be collected or withheld), plus interest, penalties and additions thereto.

                  "Transferred Employees" means John Burnsworth and all employees of FWC, including (i) all active employees of FWC as of the Closing Date, and (ii) all former active employees of FWC subject to union contracts or other ongoing legal obligations of FWC (including those who have been laid off and may have a contractual right to return to work for FWC).

                                   ARTICLE II

                         PURCHASE AND SALE OF FWC SHARES

                  SECTION 2.1. PURCHASE AND PAYMENT OF PURCHASE PRICE. Upon the terms and subject to the conditions hereof, at the Closing Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in and to the FWC Shares for the Purchase Price free and clear of all pledges, security interests, liens, claims, options, charges, encumbrances and restrictions. Upon the terms and subject to the conditions herein, the sum of Sixty-Eight Million Five Hundred Thousand Dollars ($68,500,000), which the parties agree is the unadjusted Purchase Price, shall be payable and paid by Buyer on the Closing Date by wire transfer of immediately available funds in accordance with Seller's written wire instructions. Seller expects and shall be entitled to receive the unadjusted Purchase Price on the Closing Date in time to invest the funds in the ordinary course of business consistent with its cash management practices. In the event of an increase in the Purchase Price pursuant to Section 2.2 hereof, the amount of such increase shall be paid by Buyer by wire transfer in immediately available funds in accordance with Seller's written wire instructions within ten
(10) days following the determination in accordance with Section 2.2 hereof of the amount of such increase. In the event of a reduction in the Purchase Price pursuant to Section 2.2 hereof, the amount of such reduction shall be paid by Seller by wire transfer in immediately available funds in accordance with Buyer's written wire instructions within ten (10)



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days following the determination in accordance with Section 2.2 hereof of the amount of such reduction.

                  SECTION 2.2. PURCHASE PRICE ADJUSTMENT.

                  (a) The Purchase Price shall be (a) increased by the amount, if any, by which Stockholders Equity as of the Cutoff exceeds Fifty-Six Million Eight Hundred Ten Thousand Four Hundred Thirteen Dollars ($56,810,413), or (b) reduced by the amount, if any, by which Fifty-Six Million Eight Hundred Ten Thousand Four Hundred Thirteen Dollars ($56,810,413) exceeds Stockholders Equity as of the Cutoff; provided that the Purchase Price shall not be increased pursuant to this Section 2.2 by any amount in excess of $2,000,000. The amount of any adjustment to the Purchase Price required by this Section 2.2 is referred to in this Agreement as the "Price Adjustment".

                  (b) As soon as practicable following the Closing, Buyer, at its expense, shall cause Arthur Andersen to deliver an audited statement of net assets of FWC as of the Closing Date prepared in accordance with GAAP, together with a calculation in reasonable detail of Stockholders Equity as of the Cutoff and the Price Adjustment. Buyer shall cause such audited statement of net assets and calculation of the Price Adjustment to be delivered to Seller as soon as available and in any event within thirty (30) days of the Closing Date. The audited statement of net assets and calculation of Stockholders Equity as of the Cutoff shall be prepared in accordance with GAAP and on a basis consistent with the basis utilized in determining Stockholders Equity as of June 30, 1999; provided, that inventories reflected in the audited statement of net assets and calculation of Stockholders Equity as of the Cutoff shall be valued at the lower of cost or market (including appropriate reserves for slow moving or obsolete inventories) in accordance with generally accepted accounting principles consistently applied. The parties' calculation of Stockholders Equity as of June 30, 1999 is set forth on Exhibit B. Seller shall, at any time and from time to time, be provided reasonable access upon reasonable notice during normal business hours to the accounting books and records and to the accounting personnel of Arthur Andersen, Buyer and FWC during such thirty (30) day period and thereafter until the Price Adjustment has been finally determined in accordance with the provisions of this Section 2.2. Seller and its representatives, including PriceWaterhouse, shall have the ability to participate in the physicals and shall have access to the work papers of FWC, Buyer and Arthur Andersen. In addition, no adjustment shall be made by Arthur Andersen to any account or item used in determining Stockholders Equity as of the Cutoff without prior consultation and discussion with Seller and its representatives.

                  (c) Within thirty (30) days following Seller's receipt of the audited statement of net assets and calculation of the Price Adjustment, Seller may, but shall not be required to, cause such calculation to be reviewed, at the expense of Seller, by PriceWaterhouse and, in the event of such review, Seller shall deliver to Buyer a copy of such PriceWaterhouse's report in which PriceWaterhouse calculates Stockholders Equity as of the Cutoff and the resulting Price Adjustment. If Seller disagrees with the Price Adjustment as determined by Arthur Andersen, within thirty (30) days following Seller's receipt of the audit report of Arthur Andersen, including Arthur Andersen's calculation of the Price Adjustment, Seller shall notify Buyer of its objection, setting forth in reasonable detail Seller's determination of Stockholders Equity as of the Cutoff and the basis of Seller's disagreement. A failure by Seller to notify Buyer of Seller's disagreement within such thirty (30) days will constitute acceptance by Seller of Buyer's calculation of Stockholders Equity as of the Cutoff and the resulting Price Adjustment. Seller


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


and Buyer will negotiate in good faith to resolve any disagreement during the ten (10) day period following Seller's notification of a disagreement.

                  (d) In the event such disagreement is not resolved within such ten (10) day period, the disputed matter shall be promptly submitted to the Independent Accounting Firm for final resolution within thirty (30) days after the expiration of a ten (10) day negotiation period. The Independent Accounting Firm will be requested to review only the matters in dispute between Buyer and Seller and to determine Stockholders Equity as of the Cutoff and the Price Adjustment in accordance with the provisions of Article I and this Section 2.2. In its determination, the Independent Accounting Firm shall be entitled to rely on work papers and similar items generated by Arthur Andersen and Buyer in connection with Arthur Andersen's preparation of the audited statement of net assets and calculation of the Price Adjustment and the work papers of PriceWaterhouse and Seller in respect of their determination of Stockholders Equity as of the Cutoff and the resulting Price Adjustment. The decision of the Independent Accounting Firm shall be final and binding on the parties with respect to the disputed matters. If the determination of the Independent Accounting Firm is that Stockholders Equity as of the Cutoff is the same or greater than the average of the Stockholders Equity as of the Cutoff as calculated by Buyer and Seller, the fees and expenses of the Independent Accounting Firm will be paid by Buyer. If the determination of the Independent Accounting Firm is that Stockholders Equity as of the Cutoff is less than the average of the Stockholders Equity as of the Cutoff as calculated by Buyer and Seller, the fees and expenses of the Independent Accounting Firm will be paid by Seller.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer as follows:

                  SECTION 3.1. CORPORATE ORGANIZATION. Each of Seller and FWC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted. FWC is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification or license. Except as identified in Section
3.1 of the Disclosure Schedule, FWC has no subsidiaries and there are no corporations, joint ventures, partnerships or other entities or arrangements in which FWC, directly or indirectly, owns any capital stock or an equity interest.

                  SECTION 3.2. CAPITALIZATION OF FWC. The authorized capital stock of FWC consists solely of ten thousand (10,000) shares of voting common stock, no par value per share, of which five thousand (5,000) shares are issued and outstanding and owned by Seller. Such five thousand (5,000) shares constitute the FWC Shares. No shares are held as treasury shares. All issued and outstanding shares of capital stock of FWC have been duly authorized and validly issued, are fully paid and nonassessable, were issued without violation of any preemptive rights


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


and are free of any preemptive rights. Except for this Agreement and as set forth in Section 3.2 of the Disclosure Schedule, there are no options, warrants or other rights, nor any agreements, commitments or arrangements of any kind, relating to the subscription to or the issuance, voting, acquisition, sale, repurchase, transfer or disposition of (i) any capital stock of FWC or securities convertible into or exchangeable for capital stock of FWC, or (ii) any options, warrants or subscription rights relating to any such capital stock or securities of FWC. The consummation of the transactions contemplated hereby will convey to Buyer good title to the FWC Shares free and clear of all claims, liens, encumbrances, security interests, charges or restrictions on transfer of any nature whatsoever, except as created by Buyer.

                  SECTION 3.3. AUTHORITY. Seller has all requisite corporate right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized and approved by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement has been duly authorized, executed and delivered by Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                  SECTION 3.4. CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth on Section 3.4 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by Seller will not (with or without the giving of notice or the passage of time, or both) (i) violate any applicable provision of law or any rule or regulation of any administrative agency or governmental authority applicable to Seller or FWC, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to Seller or FWC, (ii) violate the Certificate of Incorporation or Bylaws of Seller or FWC, (iii) require any consent under or constitute a default under any material agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which Seller or FWC is a party or by which any of them is bound, or any material license, permit or certificate held by any of them, (iv) require any material consent or approval by, notice to or registration with any governmental authority other than the appropriate filings, if any, pursuant to the HSR Act and the expiration of the applicable waiting period thereunder or (v) result in the creation of any lien, claim, encumbrance or charge upon any of the FWC Shares or any property or assets of FWC, except as may be created by Buyer.

                  SECTION 3.5. FINANCIAL STATEMENTS. Section 3.5 of the Disclosure Schedule contains (i) the unaudited statement of assets and liabilities and the related unaudited statement of operations, stockholders equity, cash flows and retained earnings (including any related notes thereto) of FWC as of and for the fiscal year ended December 31, 1998; and (ii) the unaudited statement of assets and liabilities and the related unaudited statement of operations, Stockholders Equity, cash flows and retained earnings (including any related notes thereto) of FWC as of and for the six-month period ended June 30, 1999 (the unaudited financial statements identified in subparagraphs (i) and (ii) in this Section 3.5 are hereinafter collectively referred to as the "Financial Statements"). Except as set forth on Section 3.5 of the Disclosure Schedule and subject to normal year-end adjustments, if applicable, the Financial Statements have been prepared in accordance with GAAP and fairly present (i) the financial condition of FWC as of



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

the respective dates thereof; and (ii) the results of operations, stockholders equity, cash flows and retained earnings, respectively, of FWC for the fiscal year ended December 31, 1998 and for the six-month period ended June 30,1999.

                  SECTION 3.6. UNDISCLOSED LIABILITIES. Except as set forth on
Section 3.6 of the Disclosure Schedule and subject to normal year-end adjustments, FWC does not have any liabilities required by GAAP to be reflected or reserved against in a statement of assets and liabilities of FWC as of the date hereof or the Closing Date, as applicable except (i) liabilities reflected or reserved against in the Interim Statement of Assets and Liabilities, and (ii) liabilities (absolute, accrued, contingent or otherwise) required by GAAP to be reflected on a statement of assets and liabilities of FWC which were incurred since June 30, 1999 in the ordinary course of business. Except as set forth in
Section 3.6 of the Disclosure Schedule, to Seller's knowledge, after due inquiry, FWC (including its officers, directors, employees and counsel) has not received any information, or otherwise become aware of, any claim or threatened claim resulting from any accident, event or occurrence alleged to have been caused, or alleged to have been contributed to, by any product made or manufactured by FWC, including, without limitation, any slippage of strand manufactured by FWC and incorporated in prestressed concrete.

                  SECTION 3.7. TAXES. Except as set forth in Section 3.7 of the Disclosure Schedule, FWC has filed all material Tax Returns that it was required to file before the Closing Date. All such Tax Returns were correct and complete in all material respects. All Taxes owed by FWC as reflected on any filed Tax Return have been paid. To Seller's knowledge, all Taxes owed by FWC (whether or not shown on any Tax Return) have been paid. Except as set forth in Section 3.7 of the Disclosure Schedule, FWC currently is not the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in
Section 3.7 of the Disclosure Schedule, to Seller's knowledge, no claim has ever been made by an authority in a jurisdiction where FWC does not file any Tax Return that it is or may be subject to taxation by that jurisdiction. Other than Permitted Encumbrances, there are no liens on any of the assets of FWC that arose in connection with any failure (or alleged failure) to pay any Tax. FWC has withheld and paid all Taxes required under applicable law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Neither Seller nor any director or officer (or employee responsible for Tax matters) of FWC expects any governmental or taxing authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth in
Section 3.7 of the Disclosure Schedule, there is no dispute or claim concerning any Tax Liability of FWC either (i) claimed or raised by any governmental or taxing authority in writing or (ii) as to which Seller and the directors and officers (and employees responsible for Tax matters) of FWC have knowledge based upon personal contact with any agent of such governmental or taxing authority. Other than Tax Returns relating to Taxes against which Seller has agreed to indemnify Buyer pursuant to Section 9.1 hereof, Section 3.7 of the Disclosure Schedule lists all state, local and foreign income Tax Returns filed with respect to FWC for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Except as set forth in Section
3.7 of the Disclosure Schedule, FWC has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. FWC has not filed a consent under Code Section 341(f) concerning collapsible corporations. FWC has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Section 280G. Except as set forth in Section 3.7 of the Disclosure Schedule, FWC has no liability for the Taxes of any individual, partnership, corporation, association, joint stock company, trust joint venture or unincorporated organization (other than FWC) as a transferee or successor, by contract or otherwise.

                  SECTION 3.8. TITLE TO PROPERTIES. Section 1.2 of the Disclosure Schedule contains a complete and accurate list of all real property owned by FWC. None of the Owned Real Property is leased by FWC to any Person. Except for Permitted Encumbrances and as set forth in Section 3.8 of the Disclosure Schedule, FWC has good and marketable title to the Owned Real Property and all personal property and assets (tangible and intangible) reflected as owned by it on the Interim Statement of Assets and Liabilities or acquired since June 30, 1999 (except for properties and assets disposed of since such date in the ordinary course of business), and has such title free and clear of all liens, charges, security interests or other encumbrances of any nature whatsoever. The Owned Real Property is zoned for the various purposes for which the buildings and other improvements located thereon are presently being used by FWC, and such uses thereof are in compliance with all applicable zoning and land use laws, ordinances and regulations. Except as set forth in Section 3.8 of the Disclosure Schedule no part of any such improvement encroaches on any real property not included in the Owned Real Property. Seller has delivered to Buyer complete copies of (i) all deeds, title insurance policies and surveys of the Owned Real Property, and (ii) all instruments, agreements and other documents creating, evidencing or constituting any lien or encumbrances upon any of the Owned Real Property other than those relating to the GE Capital Loan.

                  SECTION 3.9. ABSENCE OF CHANGES. Except as set forth in
Section 3.9 of the Disclosure Schedule, since June 30, 1999 there has not been:

                  (i) any material change in the business, financial condition, results of operations or assets or liabilities of FWC, other than changes in the ordinary course of business;

                  (ii) any damage or destruction, loss or other casualty, however arising and whether or not covered by insurance with a value greater than $500,000;

                  (iii) any material labor dispute;

                  (iv) any indebtedness incurred by FWC for borrowed money (except by endorsement for collection or for deposit of negotiable instruments received in the ordinary course of business), or any agreement to incur any such indebtedness or any loan or advance to, or any guarantee for the benefit of, any Person;

                  (v) any change in the accounting methods or practices of FWC or any change in depreciation or amortization policies or rates theretofore adopted;

                  (vi) any amendment, entering into or termination by FWC of any material contract, agreement, lease, franchise or license, except in the ordinary course of business;

                  (vii) any amendment of the Certificate of Incorporation or Bylaws of FWC;

                  (viii) except for Permitted Encumbrances and other than in the ordinary course of business, any mortgage, pledge or other encumbering of any material assets of FWC;

                  (ix) any sale, assignment, transfer, lease, abandonment or other disposal of any material asset of FWC (real, personal or mixed, tangible or intangible), except in the ordinary course of business;

                  (x) any transfer, disposal or grant of any rights under any patent, trademark, trade name, copyright, service mark, invention or license owned by FWC, or any disposal of or disclosure to any Person other than representatives of Buyer of any material trade secret, formula, process or other proprietary know-how (including documents or electronically stored information) owned by FWC not theretofore a matter of public knowledge; except, in each case, in the ordinary course of business;

                  (xi) any grant by FWC of any increase in the compensation of its officers, employees or directors; or any grant by FWC of any increase in compensation payable to or to become payable to any of its officers, employees or directors; or any agreement by FWC entered into with any of its officers, employees or directors; except, in each case, in the ordinary course of business;

                  (xii) aggregate capital expenditures made, or aggregate commitments to make capital expenditures by FWC, in excess of Five Hundred Thousand Dollars ($500,000 (US)) for any tangible or intangible capital assets, additions or improvements, except in the ordinary course of business, or any charitable contribution or pledge in excess of Ten Thousand Dollars ($10,000), in the aggregate;

                  (xiii) except for distributions since June 30,1999 of the type contemplated by Section 5.11 hereof, any declaration, payment or reservation for payment of any cash or stock dividend or other distribution in respect of the capital stock or other securities of FWC or any redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock or other securities of FWC;

                  (xiv) except in the ordinary course of business, any grant or extension of any power-of-attorney or guaranty in respect of the obligation of any Person by FWC; or

                  (xv) any entry by FWC into any binding agreement, whether in writing or otherwise, to take any action described in this Section 3.9.

                  SECTION 3.10. PATENTS, TRADEMARKS, TRADE NAMES. Section 3.10 of the Disclosure Schedule lists and indicates the ownership of all material patents and patent applications owned by FWC and all material copyrights, trademarks, trade names, and service marks for which registrations have been obtained or applications therefor have been filed by FWC (collectively, the "Intangible Property"). Except as set forth in Section 3.10 of the Disclosure Schedule, (i) no Person other than FWC has the right to use any of the Intangible Property, and FWC has all right, title and interest to all Intangible Property, without any conflict known to Seller with the rights of others, and (ii) documentation for the continuance of registration and applications for registration have been timely filed with the appropriate authorities for the patents, trademarks, trade names, and service marks included in the Intangible Property. Except as set forth on
Section 3.10 of the Disclosure Schedule, neither Seller nor FWC has received within the immediately preceding three (3) years any written notice that (a) any operation of FWC infringes on the asserted rights of others or requires payment for the use of, or infringes or otherwise interferes with, any patent, trade name, trademark, or service mark of another, or any such right which might be so infringed has been applied for by another, or (b) any of the Intangible Property has been legally declared invalid or is the subject of a pending or threatened action for opposition or cancellation or a declaration of invalidity, or is infringed by the activities of another.

                  SECTION 3.11. LEASES. Section 1.1 of the Disclosure Schedule contains a complete and accurate list of all Leased Real Property and an indication of whether any Leased Real Property is subleased by FWC to any Person. Section 3.11 of the Disclosure Schedule contains an accurate and complete list of all real property leases and all material personal property leases pursuant to which FWC leases real or personal property. Except as set forth in Section 3.11 of the Disclosure Schedule, all such leases are in full force and effect and are valid, binding and enforceable in accordance with their terms. Except as set forth in Section 3.11 of the Disclosure Schedule, there are no existing defaults or events which, with the giving of notice or the lapse of time or both, would constitute a default thereunder by FWC or, to Seller's knowledge, by any other party to any such lease. The Leased Real Property is zoned for the various purposes for which the buildings and other improvements located thereon are presently being used, and such uses thereof are in compliance with all applicable zoning and land use laws, ordinances and regulations. To Seller's knowledge, no part of any such improvement encroaches on any real property not included in the Leased Real Property. To the extent the same are in Seller's or FWC's possession, Seller has delivered to Buyer complete copies of (i) all leases pursuant to which FWC leases real property, (ii) all subleases pertaining to Leased Real Property, (iii) all title insurance policies insuring any leasehold or other interest of FWC in, and all surveys of, the Leased Real Property and (iv) all instruments, agreements and other documents creating, evidencing or constituting any lien or encumbrance upon or materially affecting any of FWC's rights to or interests in any or the Leased Real Property or such real property leases other than those relating to the GE Capital Loan.

                  SECTION 3.12. BANK ACCOUNTS. Section 3.12 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which FWC maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

                  SECTION 3.13. MATERIAL CONTRACTS. Section 3.13 of the Disclosure Schedule contains a true and correct list of each contract, agreement and commitment to which FWC is a party: (i) calling for payment or receipt by FWC of more than One Million Dollars ($1,000,000 (US)) during the term thereof, which contract, agreement or commitment is not terminable by FWC on less than one hundred eighty (180) days' notice without penalty (except for agreements relating to the acquisition or disposition of inventory in the ordinary course of business), (ii) containing covenants limiting, in any material respect, the freedom of FWC to compete with any Person in any line of business or in any territory, or (iii) evidencing or relating to indebtedness for borrowed money not to be repaid on or before the Closing Date (collectively, the "Contracts"; provided that the term "Contract" shall not include any contract or agreement listed in any Section of the Disclosure Schedule that is not also listed or cross-referenced in Section 3.13 of the Disclosure Schedule). True and complete copies of each of the Contracts have been made available to Buyer by Seller. Except as set forth in Section 3.13 of the Disclosure Schedule, each of the Contracts is in full force and effect and is valid, binding and enforceable against FWC in accordance with its terms. Except as set forth in Section 3.13 of the Disclosure Schedule, there exists no default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder by FWC. Except as set forth in Section 3.13 of the Disclosure Schedule, no written notice of termination or nonrenewal has been received or given under any Contract. The dollar amounts set forth in this Section 3.13 with respect to the Contracts shall not be deemed to represent any standard of "materiality" with respect to the Contracts or otherwise for any other purpose and shall have no application to any other Section of this Agreement.

                  SECTION 3.14. RELATED TRANSACTIONS.

                  (a) Except as set forth in Section 3.14 of the Disclosure Schedule, no member of the Retained Group and no director or officer of any member of the Retained Group has any material financial interests, direct or indirect, in any Person which (i) is a material competitor, customer, subcontractor or supplier of FWC, or (ii) has an existing material financial relationship with, or a material financial interest in, FWC, including but not limited to lessors of real or personal property and Persons against which rights or options are exercisable by FWC.

                  (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule, to the best knowledge of Seller, there are no outstanding contractual obligations between FWC, on the one hand, and any member of the Retained Group, on the other hand.

                  SECTION 3.15. INSURANCE. Other than insurance policies of the type described in Section 3.17 of this Agreement, Section 3.15 of the Disclosure Schedule contains an accurate and complete list of all policies of insurance maintained with respect to FWC or under which FWC was a named insured, from on or after November 10, 1992, through the Closing Date. To Seller's knowledge, after reasonable inquiry, Seller has provided Buyer with complete information to the extent such information is in the possession of the GSI Group or its insurance carriers concerning all claims of any kind pending or threatened against FWC or any insurance carrier under any such policy, including, without limitation, any claims filed by FWC under any listed policy. All premiums on all such policies were paid when such premiums became due, or have since been paid in full, and no notice of cancellation or termination was or has been received with respect to any policy except, and only to the extent of, the effect of the contracted ends of the policy periods. There is, and has been, no material default by FWC or the Retained Group with respect to their obligations under any listed policy. Any listed policies that provide insurance coverage to FWC for the current policy period (during 1999 and, as applicable, 2000) are in full force and effect. To the best of Seller's knowledge after reasonable inquiry, Seller knows of no reason that coverage afforded under the insurance policies listed in Section 3.15 of the Disclosure Schedule would not be available to and for FWC in accordance with and subject to the terms of such policies for any and all claims, demands, liability, cost or charges, including all costs of defense, as a result of any accident, event or occurrence prior to the Closing Date.

                  SECTION 3.16. LABOR MATTERS. Except as set forth in Section
3.16 of the Disclosure Schedule: (a) there is no unfair labor practice charge or complaint against FWC pending before the National Labor Relations Board; (b) there is no labor strike or stoppage pending, or to Seller's knowledge threatened, against FWC; (c) FWC is not a party to any collective bargaining agreement or contract with any labor union and, to the knowledge of Seller, no union representation question or application for certification exists respecting the employees of FWC; (d) no material grievance nor any arbitration proceeding arising out of or under collective bargaining agreements has been filed or is pending; (e) no event has occurred, and FWC has not taken any action prior to the Closing, which would require notification to employees under the Worker Adjustment and retraining Act of 1988 and the regulations promulgated thereunder; (f) no employee employed in the Business has any written employment agreement nor any agreement as to the length of notice required to terminate his or her employment, other than such as results by law from the employment and termination of employment of an employee without agreement as to such notice;
(g) all levies, assessments and penalties under applicable workers' compensation legislation in respect of employees employed in the Business have been paid or to Seller's knowledge are reflected and accrued in the books and records of FWC and all claims, current assessment rates and special assessments under such legislation have been disclosed to Buyer, and (h) all vacation pay (including accrued vacation pay), bonuses, commissions and other employee compensation payments (except for severance and stay pay agreements and change of control agreements) in respect of employees employed in the Business are reflected and have been accrued in the books and records of FWC.

                  SECTION 3.17. EMPLOYEES; BENEFIT PLANS.

                  (a) Section 3.17 of the Disclosure Schedule contains an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by FWC, to which FWC is obligated to contribute. For purposes of this Agreement, the term "Plans" shall mean (A) employee benefit plans as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated; (B) employment agreements; and (C) to the extent material, personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel incentive, and health, disability and welfare plans. The term "Retained Plan" shall mean those Plans identified in Section 5.10(a)(2) hereof.

                  (b) Except as disclosed in Section 3.17 of the Disclosure Schedule, the GSI Group does not contribute to, has no obligation to contribute to or otherwise has no liability or potential liability with respect to (A) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA) or (B) any Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder).

                  (c) Except as disclosed on 3.17 of the Disclosure Schedule, none of the Plans obligates FWC to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control", as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

                  (d) Each Retained Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and the Code. None of FWC, any trustee or administrator of the Retained Plans or any other person has engaged in any transaction with respect to the Retained Plans which could subject FWC or Buyer to any material tax or penalty imposed by any applicable law, including but not limited to ERISA and the Code. No material actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Retained Plans (other than routine claims for benefits) are pending or threatened, and the GSI Group has no knowledge of any facts which could give rise to or be expected to give rise to any such actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. The GSI Group has, or will have, as of the Closing Date, made all contributions or payments to or under each Plan required by applicable law, including all contributions required to be made under Section 412 of the Code and Section 302 of ERISA. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such sections of ERISA and the Code, whether or not waived. Except as set forth in Section 3.17 of the Disclosure Schedule, no liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of the GSI Group is the subject of any lien arising under Section 302(f) of ERISA or
Section 412(n) of the Code, the GSI Group has not been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and neither the GSI Group nor any officer or director of any member of the GSI Group has knowledge of any facts which could be expected to give rise to such lien or such posting of security.

                  (e) Each Retained Plan that is intended to be qualified under
Section 401(a) of the Code, and each trust (if any) forming a part of such Plan, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and to Seller's knowledge nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                  (f) With respect to each Retained Plan, the GSI Group has provided Buyer with true, complete and correct copies, to the extent applicable, of (A) all documents pursuant to which the Retained Plan is maintained, funded and administered, (B) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (C) the two most recent actuarial reports, (D) the two most recent financial statements, and (E) all governmental rulings, determinations, and opinions (and pending requests for governmental ruling, determinations, and opinions).

                  SECTION 3.18. LITIGATION. Except as set forth in Section 3.18 of the Disclosure Schedule, there are no material claims, actions, suits, or proceedings pending or, to the best knowledge of Seller, threatened, against FWC relating to this Agreement, the transactions contemplated hereby, the Business or the property of FWC, at law or in equity or before or by any federal, state, local, or foreign court or other governmental department, commission, board, agency, instrumentality or authority, nor any arbitration proceeding relating to the same. Except as set forth in Section 3.18 of the Disclosure Schedule, to the best knowledge of Seller, FWC is not is subject to any judgment, order, writ, injunction or decree of any court or governmental body.

                  SECTION 3.19. COMPLIANCE WITH LAWS. Except as set forth in
Section 3.19 of the Disclosure Schedule, FWC is not in any material respect in violation of, nor has it received any written notice claiming it is in any material respect in violation of, any order, law, ordinance, statute, rule or regulation applicable to it or any of its assets. Except as set forth in Section
3.19 of the Disclosure Schedule, FWC has all material licenses, permits, certificates of occupancy and authorizations (governmental and otherwise) necessary to conduct the Business.

                  SECTION 3.20. ENVIRONMENTAL MATTERS. Except as set forth in
Section 3.20 of the Disclosure Schedule:

                  (a) all properties currently owned or used by FWC in connection with its operation of the Business and all activities of FWC are in compliance in all material respects with all applicable federal, state and local environmental laws, rules and regulations;

                  (b) neither Seller nor FWC has received written notification within the immediately preceding five (5) years from any governmental authority with respect to current, existing material violations relating to the Business of any of the laws referred to in clause (a) of this Section 3.20, or pursuant to any of the respective implementing regulations or state analogues to such laws, rules or regulations; and

                  (c) FWC has not (i) received written notification within the immediately preceding five (5) years from the United States Environmental Protection Agency that it is a Potentially Responsible Party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") for "removal" or "remedial" action at a waste site listed on the National Priorities List to which it sent or arranged for the transportation or disposal of hazardous waste, or (ii) received written notification that it is liable for contribution for costs incurred by another Person in taking "removal" or "remedial" action under CERCLA.

                  SECTION 3.21. BOOKS AND RECORDS. The books, accounts and records of FWC are true, accurate, and complete in all material respects and have been maintained in accordance with good business practice and, where applicable, in accordance with GAAP. At Closing, all such books and records, including, without limitation, all tax returns of FWC, shall be in the possession of FWC.

                  SECTION 3.22. MINUTE AND STOCK TRANSFER BOOKS. The minute books of FWC are complete and current in all material respects and contain accurate and complete records of all material actions taken by its shareholders, its Board of Directors and each committee of its Board of Directors, and all signatures contained in such minute books are the true signatures of the persons whose signatures they purport to be. The stock transfer books of FWC are complete and current in all respects. Section 3.22 of the Disclosure Schedule sets forth an accurate and complete list of the names and titles of all officers and directors of FWC.

                  SECTION 3.23. BROKERS. Except as disclosed in Section 3.23 of the Disclosure Schedule, no finder, broker, agent or other intermediary has acted for or on behalf of FWC or Seller in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, the finder's fee or similar payment due from Seller or FWC.

                  SECTION 3.24. INVENTORIES. Except as disclosed in Section 3.24 of the Disclosure, all items included in the inventories of FWC are reflected in the Financial Statements (i) are usable or saleable in the ordinary course of the Business, (ii) are located on the Real Property or on Leased Real Property, and (iii) have been acquired or manufactured by FWC in the ordinary course of business.

                  SECTION 3.25. YEAR 2000. To the best of Seller's knowledge after due inquiry and investigation, all Systems (as defined below) and all material components thereof will function in accordance with the applicable specifications, documentation and warranties prior to, during and after the calendar year 2000. Prior to, during and after the calendar year 2000, to the best of Seller's knowledge after due inquiry and investigation, each of the Systems will accept date-related records and information for the years 2000 and following and perform computations respecting or based on such date-related information in a correct and appropriate matter. For purpose of this paragraph, "Systems" consists of all proprietary and third party software and automated machines or systems owned or used by FWC in the Business.

                  SECTION 3.26. RECEIVABLES. All accounts receivable reflected on the Interim Statement of Assets and Liabilities (less any such receivables collected since June 30, 1999) and all accounts receivable presently owing to FWC (collectively the "Receivables") are legal, valid and binding obligations created in the ordinary course of business. To the best knowledge of

Seller, there are no setoffs, counterclaims or disputes asserted with respect to any Receivable, and no discount or allowance from any Receivable has been made or agreed to by FWC.

                  SECTION 3.27. GUARANTY AGREEMENTS. Effective November 12, 1992, FWC changed its corporate name from FWC Acquisition Co., Inc. to Florida Wire and Cable, Inc. Pursuant to an assignment dated October 29, 1992, Georgetown Steel Corporation ("GSC"), a Delaware corporation and the then parent company of FWC, assigned to FWC all of GSC's right, title and interest in and to the Asset Purchase Agreement dated September 10, 1992, as amended (the "Asset Purchase Agreement"), among GSC, Florida Wire and Cable Company, Wiremil, Inc. and Flo-Mach, Inc. In connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, National Wire Products Industries, Inc., a New York corporation ("National"), and Ivaco, Inc., a Canadian corporation ("Ivaco"), each entered into a Guaranty Agreement (the "National Guaranty" and the "Ivaco Guaranty", respectively) in favor of GSC and its assignee FWC. Pursuant to the National Guaranty, National unconditionally and irrevocably guaranteed to GSC and its successors and assigns, expressly including FWC, certain obligations and liabilities described in the National Guaranty. Pursuant to the Ivaco Guaranty, Ivaco unconditionally and irrevocably guaranteed to GSC and its successors and assigns, expressly including FWC, all of National's obligations and liabilities under the National Guaranty. The consummation of the sale of the outstanding capital stock of FWC to Buyer as contemplated by this Agreement will not adversely affect FWC's rights under either of the National Guaranty or the Ivaco Guaranty.

                  SECTION 3.28. MAJOR SUPPLIERS AND CUSTOMERS. Each supplier of goods or services from whom FWC purchased more than $1,000,000 of goods or services, in the aggregate, during 1998 or during the 10 months ended on October 31, 1999, and each customer to whom FWC sold more than $1,000,000 of products, in the aggregate, during such periods, is disclosed in Section 3.28, of the Disclosure Schedule, which Section of the Disclosure Schedule reflects in each case the amounts so purchased or sold, as the case may be. Except as set forth in Section 3.28 of the Disclosure Schedule, FWC is not engaged in any dispute with any of such suppliers or customers.

                  SECTION 3.29. NAMES. Except as disclosed in Section 3.29 of the Disclosure Schedule, during the term of its existence, FWC has not been known by or conducted business under any other name. Except as disclosed in
Section 3.29 of the Disclosure Schedule, all assets and rights are held by, and all agreements, obligations, expenses and transactions have been entered into, incurred and conducted by FWC. To Seller's knowledge, after reasonable inquiry, FWC has the unencumbered right to use its name and neither FWC nor Seller is aware of the use of any corporate name, trade name, trademark, service mark, or other designation which could create a likelihood of confusion with FWC's name.

                  SECTION 3.30. DISCLOSURE. No representation, warranty or statement made by Seller in this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary to make the representations and warranties contained in this Agreement not misleading. The fact that Seller or FWC has delivered copies of certain documents to Buyer shall not alone constitute disclosure of facts required to be disclosed on any Schedule to this Agreement unless such document is expressly referenced in such Schedule.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

                  SECTION 4.1. CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of North Carolina and has the full corporate right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted.

                  SECTION 4.2. AUTHORITY. Buyer has all requisite corporate right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized and approved by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement has been duly authorized, executed and delivered by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  SECTION 4.3. CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Section 4.3 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by Buyer will not (with or without the giving of notice or the passage of time, or both), (i) violate any applicable provision of law or any rule or regulation of any administrative agency or governmental authority applicable to Buyer, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to Buyer, (ii) violate the Certificate of Incorporation or Bylaws of Buyer, or any agreement of Buyer or its shareholders, (iii) require any consent under or constitute a default under any material agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which Buyer is a party or by which it is bound, or any material license, permit or certificate held by Buyer, or
(iv) require any material consent or approval by, notice to or registration with any governmental authority other than the appropriate filings, if any, pursuant to the HSR Act, and the expiration of the applicable waiting period thereunder.

                  SECTION 4.4. LITIGATION. Buyer is not engaged in, nor is there pending or, to the best knowledge of Buyer, threatened, any action, dispute, claim, litigation, arbitration, investigation or other proceeding at law or in equity or before any governmental or other administrative agency which could materially and adversely affect the ability of Buyer to perform any of its payment or other obligations hereunder or the transactions contemplated by this Agreement.

                  SECTION 4.5. INVESTMENT INTENT. Buyer is purchasing the FWC Shares for its own account for investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such FWC Shares. Buyer agrees that the FWC Shares may not be sold, transferred, or offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, and/or any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act of 1933, as amended, and any applicable state securities laws.

                  SECTION 4.6. BUYER'S INVESTIGATION. Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of companies such as FWC. Buyer has undertaken such investigation as it has deemed necessary to enable it to make an informed and intelligent decision with respect to this Agreement and the transactions contemplated hereby and Buyer acknowledges that Seller and FWC have allowed Buyer such access as has been reasonably requested by Buyer to the personnel, properties, premises and records of FWC for this purpose. To the extent expressly permitted hereafter under this Agreement, Buyer will undertake such further investigation as it deems necessary. Buyer acknowledges that in entering into this Agreement, in acquiring the FWC Shares and in consummating the other transactions contemplated herein, Buyer has relied solely upon its own investigation analysis and, to the extent expressly permitted by this Agreement, the representations and warranties contained in this Agreement, and that none of FWC and the Retained Group (and any of their respective agents, officers, directors, employees, affiliates or representatives) has made any representation or warranty as to Seller, FWC, the FWC Shares, this Agreement or the Business, except as expressly set forth in this Agreement, and Buyer agrees to the fullest extent permitted by law, that none of FWC and the Retained Group (and any of their respective agents, officers, directors, employees, affiliates or representatives) shall have any liability to Buyer (or any of its agents, officers, directors, employees, affiliates or representatives) on any basis based upon any information made available or statements made to Buyer (or any of its agents, officers, directors, employees, affiliates or representatives).

                  SECTION 4.7. ABILITY TO PERFORM. Buyer currently has available to Buyer sufficient funding to enable Buyer to consummate the purchase of the FWC Shares from Seller and otherwise to perform all of Buyer's obligations under this Agreement.

                  SECTION 4.8. BROKERS. Except as disclosed on Section 4.8 of the Disclosure Schedule, no finder, broker, agent or other intermediary has acted for or on behalf of Buyer in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Buyer.

                                    ARTICLE V

                        FURTHER COVENANTS AND AGREEMENTS

                  SECTION 5.1. COVENANTS OF SELLER PENDING THE CLOSING. Seller covenants and agrees that, pending the Closing and prior to the termination of this Agreement, and except as otherwise agreed to in writing by Buyer, Seller shall, or as appropriate shall cause FWC to:

                  (a) conduct the Business solely in the ordinary course and consistent with the past practices of FWC;

                  (b) not take or intentionally omit to take any action which would result in a breach of any of Seller's representations and warranties hereunder in any material respect;

                  (c) continue to maintain and service the physical assets used by FWC in the conduct of the Business consistently with its past practices;

                  (d) promptly disclose to Buyer any information relating to Seller's representations and warranties hereunder which, because of an event occurring after the date hereof, is incomplete or is no longer correct in any material respect;

                  (e) use its reasonable efforts to cause all of the conditions to the obligations of Buyer under Article VII hereof to be satisfied on or prior to the Closing Date and to obtain, prior to the Closing, all consents of all third parties and governmental authorities necessary for the consummation by Seller of the transactions contemplated hereby. Subject to
Section 7.1(viii), all such consents will be in writing and executed counterparts will be delivered to Buyer at or prior to the Closing;

                  (f) cooperate with Buyer in Buyer's making reasonable arrangements to obtain licenses, permits and certificates required to conduct the Business or own the FWC Shares at Closing;

                  (g) provide Buyer's officers, employees, counsel, accountants and other representatives with reasonable access to, during normal business hours, all of the books and records of FWC, make available to representatives of Buyer members of senior management of FWC for reasonable periods of time to answer inquiries of such representatives with respect to Buyer's investigation of FWC and permit such representatives of Buyer to consult with the officers, accountants and counsel of Seller; provided that no such activities unreasonably interfere with normal operation of the Business;

                  (h) manage the working capital of FWC consistent with the past practices of FWC and pay all intercompany payables in accordance with their terms and consistent with the past practices of FWC;

                  (i) maintain the inventories of FWC so that the value of such inventories does not exceed $21,000,000 as reflected in accordance with GAAP on the books and records of FWC as of the Closing Date; and

                  (j) not cause the price for wire rod sold by any member of the Retained Group to FWC after the date hereof and prior to the Closing to be set at a level higher than that shown on Exhibit 2 of the Rod Supply Agreement of even date herewith between GSI and FWC.

                  SECTION 5.2. COVENANTS OF BUYER PENDING THE CLOSING. Buyer covenants and agrees that, pending the Closing and prior to the termination of this Agreement, and except as otherwise agreed to in writing by Seller, Buyer shall:

                  (a) not take or intentionally omit to take any action which would result in a breach of any of Buyer's representations and warranties hereunder in any material respect;

                  (b) have available, as of the Closing Date, sufficient funding to enable Buyer to consummate the purchase of the FWC Shares from Seller and otherwise to perform all of Buyer's obligations under this Agreement;

                  (c) use its reasonable efforts to cause all of the conditions to the obligations of Seller under Article VIII hereof to be satisfied on or prior to the Closing Date and to obtain, prior to the Closing, all consents of all third parties and governmental authorities necessary for the consummation by Buyer of the transactions contemplated hereby. All such consents will be in writing and executed counterparts thereof will be delivered to Seller at or prior to the Closing; and

                  (d) promptly disclose to Seller any information relating to Buyer's representations and warranties hereunder which, because of an event occurring after the date hereof, is incomplete or is no longer correct in any material respect.

                  SECTION 5.3. FILINGS. Promptly after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdictions to the extent that such filings are necessary to consummate the transactions contemplated hereby and will use its reasonable efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

                  SECTION 5.4. EFFECTIVE TIME OF CLOSING. The Closing shall be effective for all purposes as of the Cutoff and Buyer and Seller acknowledge and agree that the books and records of FWC shall be closed appropriately to reflect the effective time of the Closing.

                  SECTION 5.5. ANNOUNCEMENTS. Except as expressly contemplated by this Agreement, at all times on or before the Closing Date, the parties will mutually agree as to the time, form and content before issuing any press releases or otherwise making any public statements or statements to third parties with respect to transactions contemplated hereby and shall not issue any press release or, except as necessary to perform their respective obligations hereunder, discuss the transactions contemplated hereby with any third party prior to reaching mutual agreement with respect thereto, except as may be required by law. Notwithstanding the foregoing, in the event prior to the Closing any party hereto or any Affiliate of such party is required by law, the Securities Exchange Commission or the rules of any stock exchange on which such party's securities are traded to make a statement with respect to the transactions contemplated herein, such party shall notify in writing the other party hereto as to the time, form and content of such statement.

                  SECTION 5.6. COSTS AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay its own costs and expenses (including legal fees, consultant fees and expenses) incurred in connection with due diligence reviews, the preparation, negotiation and execution of this Agreement and all other agreements, certificates, instruments and documents delivered hereunder, and all other matters relating to the transactions contemplated hereby. The filing fee relating to any notification or report form required under the HSR Act for the transactions contemplated hereby shall be paid by Buyer. All transfer and intangible taxes, if any, in connection with the sale and delivery of the FWC Shares hereunder shall be paid by Buyer.

                  SECTION 5.7. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and give effect to the transactions contemplated hereby. Specifically, and without limiting the foregoing, from and after the date hereof, Seller and the Retained Group agree to take all reasonable actions which FWC shall request to enable FWC to retain, enforce and exercise all of its rights under both the National Guaranty and the Ivaco Guaranty.

                  SECTION 5.8. COOPERATION AND PRESERVATION OF RECORDS.

                  (a) The parties covenant that they will cooperate with each other after the Closing to provide each other with reasonable information relating to the Business. From and after the Closing Date, all books, records and documents, if any, which were not acquired by Buyer as a result of the consummation of the transactions contemplated by this Agreement and which directly relate to the Business shall be available during regular business hours, upon reasonable notice, to the officers, attorneys, accountants and other authorized representatives of Buyer. Seller shall, for a period of six (6) years from and after the Closing Date, maintain and preserve all such books, records and documents and, during such six (6) year period, Buyer may copy, at Buyer's expense, any such books, records and documents. Seller acknowledges and agrees that the books and records of Seller and FWC relating to the employees of FWC shall be acquired by Buyer as a result of the consummation of the transactions contemplated by this Agreement; provided, that Buyer acknowledges and agrees that Seller may make and retain a copy of such books and records relating to such employees.

                  (b) From and after the Closing Date, all books, records and documents which were acquired by Buyer as a result of the consummation of the transactions contemplated by this

Agreement and/or which relate to the operation of the Business up to the Closing shall be available during regular business hours, upon reasonable notice, to the officers, attorneys, accountants and other authorized representatives of Seller. Subject to the following, Buyer shall for a period of at least six (6) years from and after the Closing Date, maintain and preserve all such books, records and documents. If upon or prior to the end of such six (6) years Buyer desires to dispose of any such records, Buyer shall give Seller not less than sixty (60) days' prior written notice specifying the categories desired to be destroyed and shall give Seller reasonable access to inspect such records, and Seller shall have the right to remove, at Seller's expense, any records covered by such notice it may desire to retain. Any records not removed within one hundred twenty (120) days after the date of the mailing of the notice to Seller by Buyer may be disposed of, without further obligation to Seller under this subparagraph
(b).

                  (c) In the event Seller is required to defend any action, suit or proceeding arising out of a claim pertaining to the Business which involves actions or events occurring prior to the Closing Date, Buyer shall provide assistance and cooperation to Seller, including witnesses and documentary or other evidence, as may reasonably be requested by Seller in connection with its defense. Seller shall reimburse Buyer for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred in providing such assistance and cooperation.

                  (d) In the event Buyer is required to defend against any action, suit or proceeding arising out of a claim pertaining to the business conducted by Buyer as a result of the consummation of the transactions contemplated by this Agreement, Seller shall provide assistance and cooperation to Buyer, including witnesses and documentary or other evidence, as may reasonably be requested by Buyer in connection with its defense. Buyer shall reimburse Seller for Seller's reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred in providing such assistance.

                  (e) For such periods as may be stipulated by applicable law, and in any event until the final adjudication or settlement of any dispute or investigation involving Taxes arising out the Business or the operations or affairs of FWC prior to the Closing Date, Buyer will cause FWC to maintain all tax books and records of FWC relating to the Business or to the operations and affairs of FWC before the Closing on a basis consistent with past practice, but in any event until final closing or remedy is reached with respect to any such tax year.

                  (f) Without the prior written consent of Seller, Buyer shall take no action, and Buyer shall cause FWC to refrain from taking any action, that affects the federal consolidated income tax return or federal or state tax liability of GSI or any predecessor of GSI, including without limitation amending any federal or state tax return of FWC covering any period or periods ending on or prior to the Closing Date, or settling any examination, administrative appeal or judicial action with respect to any such return to the extent such amendment or settlement would affect the federal consolidated income tax return or federal or state tax liability of GSI or any predecessor of GSI. In the event FWC shall receive any notice of examination, proposed deficiency, statutory notice of deficiency or other communication from the Internal Revenue Service or any other taxing jurisdiction with respect to any federal or state income tax liability or return of FWC for any period through the Closing Date, Buyer shall cause such communication to be immediately forwarded to Seller and shall cause FWC to cooperate with GSI in permitting GSI to control the response to and defense of any matter reflected on such communication that could affect the federal consolidated income tax return or federal or state tax liability of GSI or any predecessor of GSI.

                  SECTION 5.9. LIMITATION OF LIABILITIES.

                  (a) From and after the Closing Date, except as expressly otherwise provided for in this Agreement, no member of the Retained Group shall have any obligation or liability for any deductibles or reimbursement obligations of FWC as outlined in Sections 5.14(a) and (b) below with respect to any past or present insurance policies (including, without limitation, any arrangement between FWC, on the one hand, and any member of the Retained Group, on the other hand, with respect to self-insurance) and obligations or liabilities under any guaranties by any member of the Retained Group of any obligations or liabilities of FWC. Buyer shall release, indemnify and hold the Retained Group harmless from all such obligations and liabilities (including the cost of defense thereof and reasonable attorneys' fees and expenses incurred in litigation or otherwise) that are alleged against or might otherwise be imposed on any member of the Retained Group for an event or occurrence after the Closing Date; provided that the foregoing indemnity shall not be construed to require any payment to the Retained Group which would result in double recovery by the Retained Group for the same obligation or liability. Consequently, Buyer's indemnification obligations shall be reduced or offset, as the case may be, by the amount of any insurance proceeds actually received by the Retained Group in respect of such obligations and liabilities. In the event the Retained Group receives insurance proceeds in respect of obligations or liabilities as to which Buyer has provided indemnification payments to the Retained Group pursuant to this Section 5.9 and the retention by the Retained Group of such insurance proceeds would result in double recovery by the Retained Group for the same obligation or liability, Seller shall promptly pay to Buyer the amount of such proceeds to the extent the proceeds would otherwise result in such double recovery.

                  (b) Buyer shall cooperate with the Retained Group, both before and after the Closing Date, by taking, and after Closing, causing FWC to take, all reasonable actions which Seller shall request to effect the termination of any Retained Group guaranty, obligation or liability described in
(a) above. At Closing, Buyer shall provide to Seller certificates of insurance evidencing that coverage for FWC is effected from and after the Closing Date for events or occurrences occurring after the Closing Date. The parties agree that FWC will be removed as an insured from the insurance policies maintained or provided by the Retained Group as of the Closing Date, but not effective prior to the Closing Date, and that such removal shall have no effect on the insurance coverage provided to or for FWC by the Retained Group under any such policy prior to the Closing Date. The removal of FWC as an insured from insurance coverage maintained or provided by the Retained Group shall be without prejudice to the reimbursement obligations of FWC as outlined in Section 5.14(a) and (b) below. Seller shall cooperate with Buyer and Seller with respect to coverage afforded under the insurance policies listed in Section 3.15 of the Disclosure Schedule.

                  SECTION 5.10. EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

                  (a)      General Employment, Medical Plans, Unions.

                           (1)      Service Credit. Buyer agrees that
Transferred Employees' service with FWC, any member of the Retained Group or any predecessor of FWC or the Retained Group shall be credited in determining eligibility and vesting (but not benefit accruals or retirement eligibility) under any employee benefit plans, programs, policies or arrangements covering such Transferred Employees established, continued, or otherwise sponsored by FWC or by Buyer or any of its Affiliates after the Closing Date.

                           (2)      Retained Plans, Medical Plans, COBRA. On and
after the Closing Date, FWC shall remain and be responsible and liable for the FWC Group Insurance Plan and all other employee welfare and benefit plans and insurance coverages sponsored by FWC for FWC employees (the "Retained Plans"). The FWC Medical Plan shall provide continuation coverage as applicable and mandated by Sections 601-609 of ERISA or Section 4980B of the Code to any Transferred Employees or former FWC employees (and their eligible spouses and dependents), other than former employees (and their eligible spouses and dependents) whose last employment was with operating subsidiaries of Seller other than FWC.

                  (b) GSI Savings Plans. Transferred Employees who are participants in the GS Industries, Inc. Retirement Savings Plan shall be treated as separating from service on the Closing for all purposes under that plan and any benefits shall be maintained in that plan until such time as distributions can be made in accordance with the plan and relevant law, including any provisions permitting distributions upon sale of assets or a subsidiary under Code Section 401(k)(10) and the regulations thereunder.

                  (c) Pension Plan. Effective as of Closing, Transferred Employees who are participants in the GS Industries, Inc. Employees' Pension Plan shall no longer accrue benefits under that plan and FWC shall be removed as a sponsoring employer of that plan. The Retained Group shall continue to make all contributions or payments to the GSI Pension Plan required by applicable law, including all contributions required to be made under Section 412 of the Code and Section 302 of ERISA. The Retained Group shall be responsible for complying with all notice requirements arising from any reportable event (as such term is defined in Section 4043 of ERISA) with respect to the GSI Pension Plan which occurs on or after the Closing.

                  (d) Nonqualified Plans and Related Liabilities. Buyer agrees that as of the Closing Date and thereafter, FWC shall continue to have responsibility for (and future liability with respect to) the nonqualified retirement plans, welfare plans, severance agreements and other benefit arrangements listed in Section 5.10 of the Disclosure Schedule ("Nonqualified Plans"), with respect to any Transferred Employee or former employee of FWC. Buyer further agrees that no member of the Retained Group shall have any responsibility or liability with respect to the Nonqualified Plans regarding any Transferred Employee or former employee of FWC.

                  (e) Certain Employment Agreements. Buyer specifically assumes and accepts full responsibility for all payments and obligations under the written employment agreements identified in Section 5.10 of the Disclosure Schedule.

                  (f) Cooperation and Temporary Support. Seller will cooperate with Buyer to transfer employee records as may be necessary to implement this Agreement. Buyer agrees to maintain such records in confidence as required by applicable law.

                  (g) Union Agreements and Benefits. Buyer agrees that as of the Closing Date and thereafter, Buyer shall recognize and bargain with the union with respect to all terms and conditions of employment provided for in the union contract listed in Section 3.16 of the Disclosure Schedule.

                  (h) No Claims Based on Agreement. No Person (other than parties to this Agreement and members of the Retained Group), including without limitation Transferred Employees, former employees of FWC, and their spouses and beneficiaries, shall be entitled to assert any claim based on any of the provisions of this Section against any party to this Agreement (or any of their Affiliates).

                  Section 5.11. DISTRIBUTIONS IN THE ORDINARY COURSE. Notwithstanding any other provision of this Agreement to the contrary, from and after the date hereof, FWC shall be entitled to declare and pay dividends and make other distributions (including, without limitation, distributions of cash) to its parent corporation, in the ordinary course of the business of the GSI Group, consistent with past practice.

                  SECTION 5.12. TERMINATION OF TAX SHARING AND MANAGEMENT AGREEMENTS. On or prior to the Closing Date, Seller shall cause that certain Tax Sharing Agreement dated October 5, 1995 among FWC and members of the Retained Group to be terminated in respect of FWC such that, effective upon Closing, such Tax Sharing Agreement shall not be binding on or enforceable by or against FWC and shall not result in any further right or obligation thereunder of FWC from the Closing Date; provided that such Tax Sharing Agreement shall continue to be applicable in accordance with its terms among members of the Retained Group. On or prior to the Closing Date, Seller shall cause the Management Services Agreement to be terminated in respect of FWC such that the Management Services Agreement shall not be binding on or enforceable by or against FWC.

                  SECTION 5.13. RELEASE OF LIENS. The FWC Shares currently are pledged to secure repayment of the indebtedness evidenced by the GE Capital Loan. In addition, the indebtedness evidenced by the GE Capital Loan is secured by liens on certain assets of FWC. On or prior to the Closing Date, Seller shall obtain valid releases of such FWC Shares from all encumbrances and pledges relating to the GE Capital Loan. In addition, on or before the Closing Date, Seller shall obtain valid releases of the assets of FWC from all liens and encumbrances relating to the GE Capital Loan; provided, however, that, with respect to the releases of liens on assets, Buyer acknowledges that Seller shall have fulfilled its obligations under this Section 5.13 as long as Seller delivers to Buyer at the Closing all documents necessary to accomplish such valid releases upon the recording thereof in the appropriate office(s). Seller shall use its reasonable best efforts to obtain on or before the Closing Date valid releases of the assets of FWC from all other liens and encumbrances that are not Permitted Encumbrances or disclosed in Section 3.8 of the Disclosure Schedule.

                  SECTION 5.14. CERTAIN REIMBURSEMENTS.

                  (a) Reimbursement of Post-Closing Premiums, Audits and Deductibles. The parties hereby acknowledge that the general liability, foreign general liability, umbrella and excess umbrella liability policies identified as such in Section 3.15 of the Disclosure Schedule (the "General Liability Policies") are all occurrence based policies. As such, the aggregate amount of the incurred losses that are attributable to the Business and covered by the General Liability Policies will not be known for an indefinite period of time following the Closing. Buyer hereby agrees to cause FWC to reimburse the Retained Group for all amounts that the Retained Group is required to pay for such post closing premiums relating to the Business for as long as such premiums are required to be paid by the Retained Group. The Retained Group shall provide all reasonable documentation with respect thereto as reasonably required by FWC. The audited general liability premium adjustment for FWC will be billed to FWC and Buyer shall cause FWC to reimburse the Retained Group within thirty (30) days of notice thereof if a payment is due for the portion relating to the Business and Seller will reimburse FWC within thirty (30) days of notice thereof if a refund is applicable to the Business. Certain of the General Liability Policies provide for deductibles or self insured retentions with respect to insured claims relating to the Business. Buyer hereby agrees to cause FWC to immediately reimburse the Retained Group, upon the provision of reasonable documentation with respect thereto, for all deductible or self insured retention amounts made by or charged to the Retained Group following the Closing with respect to any insured losses arising, directly or indirectly, from the Business, whether arising under the General Liability Policies or from any former general liability, foreign general liability, umbrella or excess liability policy maintained by the Retained Group for the benefit of FWC prior to the Closing, regardless of when the relevant insured loss occurred.

                  (b) Reimbursement of Retroactive Premium Adjustments. The parties hereby acknowledge that prior to the date hereof the Retained Group has maintained worker's compensation insurance policies which have named FWC as covered insureds or which coverages apply to the employees and operations of FWC and which policies cover, may cover or may incur outstanding claims under the respective insurance policies in effect at the time of the loss giving rise to the claim by FWC. The parties acknowledge that the worker's compensation policies maintained by the Retained Group which have covered the employees and operations of FWC (the "Worker's Compensation Policies") have premiums and administrative costs which are retroactively adjusted by the relevant insurance providers based upon the aggregate loss experience actually incurred with respect to claims covered by each particular policy (which aggregate loss experience may not be known for an indefinite period of time beyond the policy's term). Buyer hereby agrees to cause FWC to reimburse the Retained Group immediately upon the provision of reasonable documentation with respect thereto for all deductible/retrospective payments made by or charged to the Retained Group following the

Closing with respect to all claims insured under the Worker's Compensation Policies which relate to the employees and operations of FWC. The obligation of FWC to reimburse the Retained Group for deductible/retrospective/paid loss/administrative payments and retroactive increases in premiums on Worker's Compensation Policies shall continue for so long as any insurance providers continue to make such calculations or require such payments. The allocation of premiums on Worker's Compensation Policies to FWC made by the Retained Group at the time of premium assessment shall be used as the basis against which any increase due to a deductible/retrospective premium adjustment shall be measured.

                  SECTION 5.15. INTERCOMPANY DEBT AND ONGOING OBLIGATIONS. The parties intend for all Intercompany Debt to be discharged or otherwise terminated on or prior to the Closing Date such that FWC shall have no further obligation in respect of the Intercompany Debt. Such discharge or other termination may be affected by a capital contribution by Seller of the Intercompany Debt. Such discharge or other termination shall not result in or be construed to discharge or otherwise affect in any way any other rights or obligations of FWC, on the one hand, or any member of the Retained Group, on the other hand, including, without limitation, FWC's obligations in respect of rod purchased from any member of the Retained Group and any management fees which have accrued up to the Closing Date under the Management Services Agreement.

                  SECTION 5.16. TAX MATTERS.

                  (a) Seller agrees to join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under applicable state, local or foreign Tax law) (collectively, a "Section 338(h)(10) Election") to treat the purchase and sale of the FWC Shares as a deemed purchase and sale of the assets of FWC for federal income Tax purposes and for applicable state, local and foreign income Tax purposes. Seller and FWC shall report for federal income Tax purposes (and for state, local and foreign income Tax purposes where permitted by applicable law) the purchase of the FWC Shares consistent with the Section 338(h)(10) Election and with the allocation of the Purchase Price set forth on Exhibit C attached hereto, subject to reasonable modifications to the agreed allocation as a direct result of any adjustment to the Purchase Price pursuant to Section 2.2 hereof. Buyer shall be responsible for the actual preparation and timely filing of all forms (including without limitation Form 8023) required to be submitted to the IRS (and, where applicable, all state, local and foreign taxing authorities) in connection with properly effecting and preserving the Section 338(h)(10) Election in accordance with the Code (or similar provisions of state, local or foreign law) and the terms of this Agreement, which forms shall reflect the allocation set forth on Exhibit C attached hereto. If any changes are required to these forms subsequent to their filing, the parties shall promptly agree and cooperate with respect to such changes. To the extent not executed and completed as of the date hereof, Seller shall execute and deliver to Buyer such forms, including any amended or replacement Forms 8023, as are reasonably requested by Buyer or as are required by the Code, or under similar provisions of state, local or foreign law within 60 days after such completed forms are presented to Seller for execution or such shorter period as is necessary to comply with applicable law. Seller shall provide Buyer with such information as Buyer reasonably requests in order to prepare any forms within thirty (30) days of Buyer's request for such information or within such shorter period as is necessary to comply with applicable law. Seller will pay any federal income Tax, including any federal income Tax liability of FWC resulting from the application to it of treasury regulation Section 1.338(h)(10)l(f)(5), attributable to the making of the
Section 3.38(h)(10) Election and will indemnify Buyer and FWC against any adverse consequences arising out of any failure to pay such Tax. Seller will also pay any state income Tax (and indemnify Buyer and FWC against any adverse consequences arising out of any failure to pay such Taxes) attributable to the
Section 3.38(h)(10) Election.

                  (b) Seller shall be liable for and shall pay any and all franchise Tax of FWC payable to the State of Texas for any taxable period commencing before the Closing Date and ending after the Closing Date (the "Straddle Period"), but only with respect to the portion of such period up to and including the Closing Date ("Pre-Closing Period"). Franchise Tax payable to the State of Texas attributable to the Pre-Closing Period shall be based on the actual activities, net taxable surplus or loss of FWC during such Pre-Closing Period as if such taxable period ended as of the close of business on the Closing Date. The computation of net taxable surplus attributable to the Pre-Closing Period shall include available net operating loss carryforwards from any period ending prior to the Closing Date. With respect to any franchise Tax payable to the State of Texas for a Straddle Period, Buyer shall consult with Seller and thereafter present Seller with a schedule detailing the computation of the franchise Tax due for the Pre-Closing Period at least thirty days prior to the due date for the payment of such franchise Tax to the State of Texas. Within twenty days after receipt of such schedule, the Seller shall pay the Buyer the amount of the Pre-Closing Period franchise Tax payable to the State of Texas as computed by Buyer. If Seller disputes Buyer's computation of the Pre-Closing Period franchise Tax payable to the State of Texas, Seller shall not be relieved of its obligation to pay, in the first instance, any such disputed amount. Whether any such disputed amount was in fact due from Seller shall be resolved by the Independent Accounting Firm, in its sole discretion and whose decision shall be final. If upon such resolution it is determined that any of such disputed amount was not payable to Buyer and such amount has been paid to Buyer, then Buyer shall refund to Seller such amount, plus interest at the rate required to be paid under Section 6621 of the Code.

                  (c) GSI shall be responsible for, and shall have ultimate discretion with respect to, (i) the preparation and filing of all income Tax Returns required or permitted by applicable law to be filed by FWC (or by GSI or any Affiliate of GSI on FWC's behalf) with respect to any federal consolidated income Tax Return or any state or local combined or unitary income Tax Return that includes FWC with respect to taxable years (including short taxable years) that end on or before the Closing Date (and the payment of all income Taxes reported on such income Tax Returns) and (ii) representation and responsibility for any Tax audit, including the execution of any waiver of limitation with respect to any Tax audit, relating to any such income Tax Returns. Buyer will timely execute or cause FWC to timely execute all powers of attorney reasonably requested by GSI to allow GSI or its Affiliates to represent FWC on all matters pertaining to income Taxes on such income Tax Returns for any taxable period that ends on or before the Closing Date. In addition, GSI shall be responsible for, and shall have ultimate discretion with respect to, (i) the preparation and filing of all other state income Tax Returns for FWC with respect to the taxable year of FWC that ends on the Closing Date (and the payment of the portion, if any, of all income Taxes reported on such state income Tax Return attributable to the Section 338(h)(10) Election), and (ii) the representation and responsibility for any Tax audit, including the execution of any waiver of limitation with respect to any Tax audit, relating to any such income Tax Return to the extent such Tax audit pertains to the Section 338(h)(l0) Election or any tax liability resulting from the Section 338(h)(10) Election. Buyer will timely execute or will cause FWC to timely execute all income Tax Returns or other documents reasonably requested by GSI in connection with this Section 5.16. Except as otherwise provided in this subparagraph (c), Buyer shall prepare and file or cause to be filed all Tax Returns required of FWC, or in respect of FWC's activities, for any taxable period ending after Closing that includes the operations of FWC prior to Closing.

                  Section 5.17. No Other Solicitations. Until the earlier of the Closing Date or the termination of this Agreement, the GSI Group, its management and representatives shall not solicit or encourage any offer, proposal or inquiry from, or engage in any negotiations with, any Person regarding the sale of the FWC Shares, the sale of FWC's assets (other than sales in the ordinary course of business) or any merger or other business combination involving FWC.

                  Section 5.18. Restrictive Covenant. In order to protect the value of FWC and the Business, Seller agrees for five (5) years from the Closing Date that neither Seller nor any member of the Retained Group (as long as such member remains a member of the Retained Group) shall directly or indirectly in the continental United States (i) sell or distribute products directly competitive with the products currently sold by FWC, or (ii) engage in any business directly competitive with the Business currently conducted by FWC. Seller agrees that any breach of this Section 5.18 may result in irreparable damage to Buyer for which Buyer may have no adequate remedy at law, and therefore, if such breach should occur, Seller consents to any temporary or permanent injunction or decree of specific performance by any court of competent jurisdiction in favor of Buyer enjoining any such breach, without prejudice to any other right or remedy to which Buyer shall be entitled. In the event any portion of this Section 5.18 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time or too large of a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. In the event Seller breaches any of the provisions of this Section 5.18, Buyer shall be entitled to recover all reasonable costs of enforcement, including reasonable attorney's fees.

                  SECTION 5.19. ALLIANZ CASE. FWC and GSI are plaintiffs in a legal action named Florida Wire and Cable, Inc. and GS Industries, Inc. v. Allianz Insurance Co., Mecklenburg County, North Carolina Superior Court, Civil Action No. 99-CVS-9247 (the "Lawsuit"). FWC and GSI have agreed that any recovery from Allianz Insurance Co. ("Allianz") in the Lawsuit shall be paid to GSI. Seller acknowledges and agrees that GSI shall pay for any and all costs and expenses incurred in connection with the Lawsuit subsequent to the date of this Agreement and that none of the costs and expenses shall be allocated to or payable by FWC; provided, that FWC does not incur such expenses without the prior written consent of Seller or GSI. Buyer shall cause FWC to cooperate with Seller and GSI and to comply with all reasonable demands made by Seller or GSI in connection with prosecuting the Lawsuit, including, without limitation, (i) providing Seller and GSI with access to all documents which may be relevant to the Lawsuit, including all financial records and billing statements, (ii) providing Seller and GSI an opportunity to collect and copy such documents, and (iii) providing Seller and GSI with reasonable access to all past, present and future FWC employees, agents and representatives to obtain their testimony, expertise or advice on issues related to the Lawsuit. Buyer shall cause FWC not to waive or settle voluntarily any claim, assume any obligation, or incur any expense with regard of the Lawsuit without the prior written consent of GSI. Buyer shall cause FWC to inform promptly Seller of any notice, demand or communication which Buyer or FWC receives which is in any way related to the Lawsuit by providing written notice to Seller in accordance with Section 10.5 hereof.

                                   ARTICLE VI

                                   TERMINATION

                  SECTION 6.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement executed by Seller and Buyer;

                  (b) by Seller or Buyer at any time after January 31, 2000, if, through no fault of the party seeking termination, the Closing shall not have occurred;

                  (c) by Seller or Buyer, if any governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transfer of the FWC Shares contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) by Buyer, if there has been a material violation or breach by Seller of any agreement or, subject to Section 7.2 hereof, any representation or warranty contained in this Agreement which (i) has rendered the satisfaction of any condition to the obligations of Buyer impossible or is not curable or, if curable, has not been cured within forty-five (45) days following receipt by the non-terminating party of notice of such breach from the terminating party, and (ii) has not been waived by Buyer; or

                  (e) by Seller, if there has been a material violation or breach by Buyer of any agreement, representation or warranty contained in this Agreement which (i) or has rendered the satisfaction of any condition to the obligations of Seller impossible or is not curable or, if curable, has not been cured within forty-five (45) days following receipt by the non-terminating party of notice of such breach from the terminating party, and (ii) has not been waived by Seller.

                  SECTION 6.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 6.1 hereof, written notice thereof shall forthwith be given to the other parties hereto and this Agreement (other than Section 5.6 hereof and as provided in paragraph (b) below) shall terminate and the transactions contemplated hereby shall be abandoned without further action by the parties hereto. If this Agreement is terminated as provided herein:

                  (a) all information received by Buyer with respect to the Business, the Retained Group or FWC shall be held subject to and returned or destroyed in accordance with the terms of the Confidentiality Agreement, which agreement shall continue to be in full force and effect notwithstanding the termination of this Agreement and all copies of such information in Buyer's possession or in the possession of any of its representatives shall be returned to GSI or destroyed by Buyer;

                  (b) except as otherwise expressly provided in this Agreement, any termination pursuant to Section 6.1 hereof shall not relieve any party from any liability for any material breach prior to such termination of such party's covenants or agreements set forth in the Agreement; and

                  (c) all filings, applications and other submissions made pursuant to Section 5.3 hereof or prior to the execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other Person to which made.

                                   ARTICLE VII

                        CONDITIONS TO BUYER'S OBLIGATIONS

         Each and every obligation of Buyer to consummate the transactions described in this Agreement shall be subject to the fulfillment, on or before the Closing Date, of the following conditions precedent:

                  SECTION 7.1. SELLER'S CLOSING DELIVERIES. Seller shall have delivered, or caused to be delivered, to Buyer at the Closing each of the following:

                  (i) stock certificates representing the FWC Shares, duly endorsed in blank, or accompanied by duly endorsed stock transfer powers;

                  (ii) a copy of the Certificate of Incorporation of FWC as in effect on the Closing Date;

                  (iii) a certificate of good standing with respect to FWC issued by the Secretary of State of the State of Delaware and a certificate of qualification of good standing or registration in each of the states in which FWC is required to be qualified to transact business issued by the secretary of state of each such state except where the failure to be so qualified would not have a material adverse effect on FWC or the Business or any material portion thereof in each case, dated no more than sixty (60) days prior to the Closing Date;

                  (iv) a copy of the bylaws of FWC which shall be certified to be accurate and complete as of the Closing Date by the Secretary of FWC;

                  (v)      the minute book and corporate seal of FWC;

                  (vi) the resignations of those officers and directors of FWC as are identified in Section 7.1 of the Disclosure Schedule;

                  (vii) valid and binding consents of all Persons whose material consent or approval is required to be set forth in Section 3.4 of the Disclosure Schedule;

                  (viii) a certified copy of the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement;

                  (ix) the termination of the Tax Sharing Agreement and Management Services Agreement as contemplated by Section 5.12 hereof executed by each member of the GSI Group which is a party thereto;

                  (x) valid releases as contemplated by Section 5.13 hereof; and

                  (xi) the certificates referenced in Sections 7.2 and 7.3 hereof.

                  SECTION 7.2. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller contained in this Agreement, as modified by the Disclosure Schedule, shall have been true on the date hereof, and shall be true on the Closing Date with the same effect as though such representations were made as of such date or, in case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date and Seller shall have delivered to Buyer on the Closing Date a certificate, dated the Closing Date, to such effect; provided, however, that notwithstanding anything contained herein to the contrary, this Section 7.2 shall be deemed to have been satisfied unless the failure of any of the representations or warranties to be true would have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 7.3. PERFORMANCES. Seller shall have, in all material respects, performed and complied with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing and Seller shall have delivered to Buyer on the Closing Date a certificate, dated the Closing Date, to such effect.

                  SECTION 7.4. LEGAL OPINION. Counsel for Seller shall have delivered to Buyer its opinion dated the Closing Date and substantially in the form of Exhibit D attached hereto.

                  SECTION 7.5. GOVERNMENTAL CONSENTS AND APPROVALS. All necessary and appropriate governmental consents, approvals and filings, including those pursuant to the HSR Act, if applicable, shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

                  SECTION 7.6. NO INJUNCTION OR PROCEEDING. No governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action remains in effect.

                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS

         Each and every obligation of Seller to consummate the transactions described in this Agreement shall be subject to the fulfillment, on or before the Closing Date, of the following conditions precedent:

                  SECTION 8.1. PAYMENT OF PURCHASE PRICE. Buyer shall have satisfied and paid the unadjusted Purchase Price pursuant to Article II hereof.

                  SECTION 8.2. BUYER'S CLOSING DELIVERIES. Buyer shall deliver, or cause to be delivered, to Seller at the Closing each of the following:

                           (i)      valid and binding consents of all Persons,
if any, whose consent or approval is required to be set forth in Section 4.3 of the Disclosure Schedule;

                           (ii)     the certificates of insurance referenced in
Section 5.9 hereof;

                           (iii)    a certified copy of the resolutions of the
Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement; and

                           (iv)     the certificates referenced in Sections 8.3
and 8.4 hereof.

                  SECTION 8.3. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Buyer contained in this Agreement, as modified by the Disclosure Schedule, shall have been true on the date hereof in all material respects and shall be true on the Closing Date in all material respects, with the same effect as though such representations were made as of such date or, in case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Buyer shall have delivered to Seller on the Closing Date a certificate, dated as of the Closing Date, to such effect.

                  SECTION 8.4. PERFORMANCES. Buyer shall have, in all material respects, performed and complied with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing and Buyer shall have delivered to Seller on the Closing Date a certificate, dated as of the Closing Date, to such effect.

                  SECTION 8.5. LEGAL OPINION. Counsel for Buyer shall have delivered to Seller its opinion dated the Closing Date and substantially in the form of Exhibit E attached hereto.

                  SECTION 8.6. GOVERNMENTAL CONSENTS AND APPROVALS. All necessary and appropriate governmental consents, approvals and filings, including those pursuant to the HSR Act, if applicable, shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

                  SECTION 8.7. NO INJUNCTION OR PROCEEDING. No governmental or regulatory, authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action remains in effect.

                                   ARTICLE IX

                               TAX INDEMNIFICATION

                  SECTION 9.1. TAX INDEMNIFICATION. From and after the Closing, Seller shall indemnify and hold Buyer harmless from and against any and all liability, cost and expense (including without limitation reasonable attorneys' fees) (a "Tax Liability") relating to, resulting from or arising out of any United States federal income tax liability, or any state income tax liability for states which compute tax on a unitary basis, of GSI, Georgetown Industries, Inc. or any member of the GSI Group, in each case for any and all periods prior to and including the period which includes the Closing Date. Buyer acknowledges and agrees that all refunds of any taxes for time periods through the Closing Date with respect to which Seller has agreed to provide indemnification to Buyer pursuant to this Section 9.1 shall be the property of Seller and the Retained Group. To the extent such refunds are received by FWC or Buyer, Buyer will cause FWC immediately to remit the amounts of any such refunds to Seller. The indemnification obligations of Seller under this Section 9.1 shall expire and terminate 15 days after the expiration of the applicable limitation period (including the expiration of any period for which the otherwise applicable limitation period has been or is extended). If Buyer provides written notice to Seller in accordance with Section 9.2 hereof of an assertion by Buyer of a right of indemnification under this Section 9.1 hereof prior to the expiration of the applicable limitation period, the obligations of Seller with respect to the asserted right of indemnification under this Section 9.1 shall continue until the appropriate amount of indemnification, if any, is determined, paid and satisfied in full. For purposes of this Section 9.1, any and all obligations relating to, resulting from or arising out of the matters to be indemnified by Seller pursuant to this Section 9.1 which are suffered or incurred by FWC shall be deemed to have been suffered or incurred by Buyer on a non-duplicative dollar for dollar basis.

                  SECTION 9.2. NOTICE OF CLAIM. Buyer shall within 15 days following discovery of the matters giving rise to a Tax Liability, promptly notify Seller in writing of any claim for recovery, specifying in reasonable detail the nature of the Tax Liability and the amount of the liability estimated to arise therefrom. Buyer shall provide Seller as promptly as practicable thereafter all information and documentation reasonably requested by Seller to verify the claim asserted.

                  SECTION 9.3. DEFENSE. Seller may, by giving written notice to Buyer within 30 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution of such claim, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim Buyer shall, and shall cause FWC to, use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Tax Liability. Buyer shall have the right to employ counsel separate from counsel employed by Seller in any such action and to participate in such action, but the fees and expenses of such counsel shall be at Buyer's own expense. Buyer and Seller shall cooperate in the defense or prosecution of such claim and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. Seller shall not be liable under this Article IX for any settlement of any such claim effected without its prior written consent.

                                     ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty contained in this Agreement shall expire with, and be terminated and extinguished by, any of (i) the Closing, or
(ii) the termination of this Agreement pursuant to Article VI hereof, and thereafter none of the parties hereto and no Affiliate of any of the parties hereto shall be under any liability whatsoever with respect to any such representation and warranty. In addition, upon the expiration and extinguishment of such representations and warranties, none of the parties hereto nor any of their Affiliates shall have any liability whatsoever arising out of or with respect to (i) the accuracy or completeness of the Disclosure Schedule or any certificate delivered pursuant to Section 7.2 or Section 8.3 hereof or (ii) any breach of any covenant set forth in Section 5.1 hereof. This Section 9.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

                  SECTION 10.2. ENTIRE UNDERSTANDING, WAIVER, ETC. This Agreement and the Confidentiality Agreement set forth the entire understanding of the parties and supersede any and all prior or contemporaneous agreements, arrangements and understandings relating to the subject matter hereof, and the provisions hereof may not be changed, modified, waived or altered except by an agreement in writing signed by the party entitled to the benefit of the provision(s) to be changed, modified or waived hereto. A waiver by any party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future, or of any other term or condition hereof, or of any subsequent breach thereof.

                  SECTION 10.3. SEVERABILITY. If any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

                  SECTION 10.4. CAPTIONS. The captions herein are for convenience only and shall not be considered a part of this Agreement for any purpose, including, without limitation, the constructions or interpretation of any provision hereof.

                  SECTION 10.5. NOTICES. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Agreement shall be in writing. All Notices shall be deemed to have been duly given or made: if by hand, immediately upon delivery if it is a Business Day during the hours of 9:00 a.m. and 5:00 p.m. in the place of receipt and otherwise at the beginning of the first Business Day thereafter; if by telecopier or similar device, immediately upon sending, provided notice is sent on a Business Day during the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, but if not, then immediately upon the beginning of the first Business Day after being sent; if by Fed Ex, Express Mail or any other reputable overnight delivery service, one day after being placed in the exclusive custody and control of said courier; and if mailed by certified mail, return receipt requested, five (5) Business Days after mailing. Notwithstanding the foregoing, with respect to any Notice given or made by telecopier or similar device, such Notice shall not be effective unless and until (i) the telecopier or similar device being used prints a written confirmation of the successful completion of such communication by the party sending the Notice, and (ii) a copy of such Notice is deposited in first class mail to the appropriate address for the party to whom the Notice is sent. In addition, notwithstanding the foregoing, a Notice of a change of address by a party hereto shall not be effective until received by the party to whom such notice of a change of address is sent. All Notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by Notice in accordance with the provisions of this Section):

                   (a)      If to Seller:

                                     GS Technologies Operating Co., Inc.
                                     c/o GS Industries, Inc.
                                     1901 Roxborough Road
                                     Suite 200
                                     Charlotte, NC 28211
                                     Attention: Luis Leon
                                     Fax Number: (704) 365-4340
                           with a copy (which shall not constitute Notice) to:

                                    Parker Poe Adams & Bernstein L.L.P.
                                    2500 Charlotte Plaza
                                    Charlotte, NC 28244
                                    Attention: Fred C. Thompson, Jr., Esq.
                                    Fax Number: (704) 334-4706

                  (b)      If to Buyer:

                                    Insteel Industries, Inc.
                                    1373 Boggs Drive
                                    Mt. Airy, NC 37030
                                    Attention: H.O. Woltz, III
                                    Fax Number: (336)786-2144

                           with a copy (which shall not constitute Notice) to:

                                    Womble, Carlyle, Sandridge & Rice
                                    1600 BB&T Financial Center Building
                                    200 West Second Street
                                    Winston-Salem, NC 27101
                                    Attention: Richard Drake, Esquire
                                    Fax Number: (336) 721-3660

                  SECTION 10.6. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations arising hereunder shall be assignable without the prior written consent of the parties hereto. Provided, however, that notwithstanding the foregoing Buyer may assign its rights and obligations under this Agreement to any wholly owned subsidiary of Buyer which agrees in writing to be bound by and to perform fully all of Buyer's obligations hereunder and, provided that in the event of any such assignment by Buyer, Buyer shall remain liable hereunder for the performance of Buyer's obligations hereunder notwithstanding such assignment.

                  SECTION 10.7. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided herein with respect to members of the Retained Group, nothing in this Agreement and nothing implied by this Agreement shall confer upon any Person, other than the parties hereto, and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  SECTION 10.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.


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


                  SECTION 10.9. CONSTRUCTION OF TERMS. Any reference herein to the masculine or neuter shall include the masculine, the feminine and the neuter, and any reference herein to the singular or plural shall include the opposite thereof. The parties to this Agreement acknowledge that each party and counsel to each party has participated in the drafting of this Agreement and agree that this Agreement shall not be interpreted against one party or the other based upon who drafted it.

                  SECTION 10.10. GOVERNING LAW. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of North Carolina applicable to agreements made and to be performed in that State.

                       [SIGNATURES ON THE FOLLOWING PAGE]



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


         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                                             SELLER:

                                             GS TECHNOLOGIES OPERATING CO., INC.

                                             By:  /s/ Luis E. Leon
                                                  ----------------------------
                                             Its:  EVP & CFO
                                                  ----------------------------


                                             BUYER:

                                             INSTEEL INDUSTRIES, INC.

                                             By:
                                                  ----------------------------
                                             Its:
                                                  ----------------------------

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                                             SELLER:

                                             GS TECHNOLOGIES OPERATING CO., INC.

                                             By:
                                                  ----------------------------

                                             Its:
                                                  ----------------------------

                                             BUYER:

                                             INSTEEL INDUSTRIES, INC.

                                             By:  /s/ H. O. Woltz III
                                                  ----------------------------
                                             Its: President
                                                  ----------------------------

















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